Exhibit 1.01

CONFLICT MINERALS REPORT OF PHILIP MORRIS INTERNATIONAL INC. FOR THE YEAR ENDED DECEMBER 31, 20171

INTRODUCTION
Philip Morris International Inc. is a Virginia holding company incorporated in 1987. Our subsidiaries and affiliates and their licensees are engaged in the manufacture and sale of cigarettes, other tobacco products and other nicotine-containing products in markets outside of the United States of America.
This Conflict Minerals Report (the “Report”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2017.
Conflict Minerals are defined by the Securities and Exchange Commission (“SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, “3TGs”). During the reporting period, we contracted to manufacture the following products:

•
Platform 1 - a precisely controlled heating device, commercialized under the IQOS brand name, into which a specially designed and proprietary tobacco unit is inserted and heated to create an aerosol, as well as related accessories and parts; and

•
Platform 4 - battery powered e-vapor products that produce an aerosol by vaporizing a nicotine-containing liquid solution; the current generation technology products are commercialized under the Nicolites, Nicocigs and Vivid brand names, and the new e-vapor technology products are commercialized using both the Nicocigs and MESH brand names.

In this report, we refer to Platform 1 and Platform 4 products as “Covered Products.”
In 2017, we sourced the Covered Products from only three direct suppliers (the “Direct Suppliers”).  The electronic components of the Covered Products contain one or more 3TGs; such 3TGs are necessary for the functionality or production of the Covered Products.

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1 In this report, “PMI,” “Company,” “we,” “us,” and “our” refers to Philip Morris International Inc. and its subsidiaries.

We have implemented policies, procedures and a due diligence process to determine whether any of the 3TGs contained in the Covered Products are sourced from the Democratic Republic of the Congo (“DRC”) or any of its adjoining countries (“Covered Countries”) and finance armed conflict in the region.  In order to support the economic activity in the region, we have communicated to our Direct Suppliers that we do not discourage them from sourcing 3TGs from the Covered Countries under our Conflict Minerals Policy (“Policy”), so long as they are determined to be “DRC conflict-free.”
We are far removed from the sources of ores from which the 3TGs contained in the Covered Products are procured and the smelters and refiners that process those ores (“SORs”).  Therefore, the efforts to identify the countries of origin for the 3TGs reflect both (i) our downstream position in the supply chain2; and (ii) the applicable OECD guidance described below.

DUE DILIGENCE MEASURES
A. Design of Our Due Diligence Measures
Our Conflict Minerals due diligence was performed in line with the internationally recognized due diligence framework provided by the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), as applicable for 3TGs and downstream companies (as the term “downstream companies” is defined in the OECD Guidance). Our due diligence measures in relation to Covered Products included:
1. Establishing Company management systems and forming a dedicated cross-functional team for carrying out Conflict Minerals supply chain due diligence and reporting compliance;
2. Identifying and assessing Conflict Minerals risks in our supply chain;
3. Designing and implementing strategies to respond to Conflict Minerals risks to the extent identified;
4. Encouraging the reliance by our Direct Suppliers on an independent third-party audit protocol for assessing the due diligence practices of SORs relevant to Covered Products; and
5. Reporting on our supply chain due diligence activities, as required by Rule 13p-1.

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2 As a result of our downstream position in the supply chain, our due diligence processes are based on the necessity of seeking data from our Direct Suppliers and those suppliers seeking similar information in their supply chains to identify the original sources of the necessary Conflict Minerals. We also rely, to a large extent, on information collected and provided by third-party validation programs. Such sources may yield inaccurate or incomplete information.

B. Due Diligence Program Elements
1. Management Systems
Conflict Minerals Policy
We adopted our Conflict Minerals Policy and communicated it to our Direct Suppliers to help achieve responsible sourcing of 3TGs in our supply chain. We are committed to operating with integrity and are focused on the responsible sourcing of 3TGs. Our Policy is subject to regular reviews, is attached to this Report as Appendix A, and is publicly available on our website at: http://www.pmi.com/eng/sustainability/conflict_minerals/Pages/conflict_minerals_report.aspx.
Internal Team
Under the management of our Senior Vice President, Operations, we have established a cross-functional Conflict Minerals Team, with the expertise in sourcing, operations, sustainability, finance, corporate affairs and law. In addition, the Conflict Minerals Team has access to specialists working in various functions throughout PMI.
The Conflict Minerals Team has the overall responsibility for developing and implementing our Conflict Minerals compliance strategy, as well as for reviewing the ongoing progress and effectiveness of the Conflict Minerals reporting.
As part of our organizational framework, our Product Regulation and Compliance Department verifies ingredients and materials used in our direct materials. During this process, any Conflict Minerals reporting and compliance issues are analyzed and addressed by the Conflict Minerals Team.
Members of the team also interact with our Direct Suppliers to further improve the quality of the Conflict Minerals reporting.
Our senior management is informed of the results of our due diligence efforts, supply chain integrity and relationships with our Direct Suppliers.
Control System and Supply Chain Transparency
PMI’s control system and supply chain transparency combines internal activities, collaboration with our Direct Suppliers and reliance on the information published by industry programs such as the Responsible Minerals Initiative (“RMI”).
We relied on the RMI Conflict Minerals Reporting Template (“CMRT”) that was sent to our Direct Suppliers to collect and retain the necessary information on the chain of custody of the 3TGs contained in the Covered Products, including information about the SORs.

The CMRT is generally regarded as the most widely-used standard form to collect information about Conflict Minerals through the supply chain and was developed by several of the world’s leading consumer electronics companies.

Supplier Engagement and Other Compliance Efforts
Our agreements pertaining to the supply of Covered Products include Conflict Minerals-related provisions that are consistent with our Policy, and that recognize the need for cooperation by our Direct Suppliers in respect of Conflict Minerals reporting. We require our Direct Suppliers to comply with our due diligence requests and encourage them to participate in industry-wide or material-specific supply chain mapping initiatives.
In addition, as we stated in the Conflict Minerals report for the period ended December 31, 2016 (the “2016 Report”), in 2017 we undertook the following efforts to further improve due diligence and supplier engagement:

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We train our employees on compliance with our Conflict Minerals policy and the underlying regulations. In addition, in 2017, we developed standardized web-based employee training programs that address the sourcing of minerals, which will be available to our employees worldwide in 2018 and will be mandatory for those employees who are responsible for procurement.

•
Our employees communicated our Policy to our Direct Suppliers, our commitment to responsible sourcing, compliance expectations and information requirements, including grievance mechanisms. These communications focused on further improving the understanding of the Conflict Minerals regulation in our Direct Suppliers’ supply chain; reviewing the due diligence process in terms of accuracy and timeliness of responses, and fostering efforts to improve compliance. In 2017, we met in person with one of our Direct Suppliers to review the systems and procedures that this supplier used in the Conflict Minerals due diligence process, in order to identify areas of improvement. In 2017, we saw significant improvements in both timeliness and completeness of the information submitted to us by this Direct Supplier.

•
We have communicated to our Direct Suppliers our expectation that for the manufacture of the Covered Products they should increasingly use SORs certified as “conflict-free” through the available third-party validation mechanisms (“Compliant SORs”). For the 2017 fiscal year, all three Direct Suppliers reported that they used Compliant or Active smelters for the relevant Covered Products during the period covered in this Report.[3] Please see Section C for additional information.

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3 RMI defines an SOR as Active if it participates in the Responsible Minerals Assurance Process and has committed to undergo an audit with RMI or a cross-recognized certification entity. Upon successful completion of the audit, such SORs become Compliant SORs.

•
In 2017, we published Responsible Sourcing Principles that address supply chain sustainability, including Conflict Minerals, and developed Implementation Guidelines for all of our suppliers to source minerals responsibly. In 2017, we began communicating this guidance to our suppliers and plan to complete these efforts in 2018.

•
In 2017, we added a new Direct Supplier for one of our Covered Products. As we set out in the 2016 Report, Conflict Minerals compliance, commitment and readiness were among our criteria for selecting this supplier. In addition, Conflict Minerals criteria were included in the capability review of this supplier prior to production.

Grievance Mechanism
We have a grievance mechanism that allows employees to report any suspected violation of PMI´s principles and practices to the senior management or the Compliance Department. Reports can be made through face-to-face discussions or via email if the employee prefers to remain anonymous. We maintain both a dedicated email address: PMI.Compliance@pmi.com, and an independently operated and confidential Compliance Helpline, that operates a phone line and a webline. Concerns can also be reported confidentially or anonymously via our website. Any such reports are to be forwarded to the Conflict Minerals Team that will review them and help design appropriate response measures. In addition, we encourage our suppliers to establish their own grievance mechanisms.

Maintain Records
We have a records retention policy applicable to Conflict Minerals-related documentation that provides for the retention of relevant records for prescribed periods.

2. Identify and Assess Risk in the Supply Chain
We reviewed the answers to the CMRT received from our Direct Suppliers and assessed their completeness, clarity and consistency. We worked with our Direct Suppliers to understand their due diligence process, confirmed that they have established a Conflict Minerals policy and obtained a list of SORs in their respective supply chains for the Covered Products.
Our Direct Suppliers confirmed that some of the SORs in their supply chain may source 3TGs from the Covered Countries and that the 3TGs may not be from recycled or scrap sources. As part of our risk assessment, we checked whether these SORs were Compliant SORs by comparing the facilities identified by our Direct Suppliers against the list provided by the RMI and its Responsible Minerals Assurance Process (“RMAP”) as well as the list provided by the London Bullion Market Association (“LBMA”). We also followed up with additional information requests to obtain the necessary details to better assess the reliability of the responses and the risks in our supply chain.
Please also see Section B.1 for the discussion of our efforts in 2017 to help identify and assess risk in our supply chain.

3. Design and Implement a Strategy to Respond to Risks in the Supply Chain
We designed a strategy to respond to risks in our supply chain. When the Conflict Minerals Team becomes aware that the due diligence of our direct or indirect suppliers needs improvement, it provides feedback, asks clarifying questions and demands corrective actions where necessary. The Conflict Minerals Team has and will continue to provide information and training to our Direct Suppliers and will determine appropriate follow-up actions, if any, to mitigate any identified risks. Follow-up actions may include, but are not limited to, finding alternate sources of supply or terminating existing supplier relationships, as appropriate. We have encouraged our Direct Suppliers to further implement, and require their suppliers to implement, the due diligence standards that reflect the OECD guidance.  Steps to improve the accuracy of the due diligence process are described in Sections B.1 above and D below. For 2017, we found no instances where it was necessary to find replacement sources of supply of Covered Products or terminate a supplier relationship due to a failure to comply with Conflict Minerals requirements. To the extent we expand our supplier base for the relevant products, Conflict Minerals compliance, commitment and readiness are among our criteria for selecting new suppliers.

4. Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We rely on the RMI’s Responsible Minerals Assurance Process for the performance of third-party audits of SORs. To the extent possible, we review whether any 3TGs sourced from the Covered Countries are “DRC conflict-free” based on the information provided by our Direct Suppliers and the information available on the RMI’s website.  We encourage our suppliers to support industry organizations’ efforts to ensure that smelters’ due diligence sourcing practices are audited by independent third party auditors.

5. Report on Supply Chain Due Diligence
This Report will be filed with the SEC and is publicly available at https://www.pmi.com/our-business/about-us/standards/transparency.

C.  Reasonable Country of Origin Inquiry ("RCOI") and Due Diligence on the Source and Chain of Custody

We asked our Direct Suppliers to provide answers to the CMRT to ascertain whether the 3TGs contained in the Covered Products originated from Covered Countries. Based on the evaluation of our Direct Suppliers’ responses to their CMRT, we had reasons to believe that some of the 3TGs in the Covered Products manufactured in 2017 may have originated in the Covered Countries and were not entirely from recycled or scrap sources.
Through the CMRT, our Direct Suppliers informed us that: (i) 100% of their suppliers provided responses to the CMRT; (ii) 3TGs contained in some Covered Products may have originated from the Covered Countries; (iii) 3TGs contained in Covered Products are not entirely from recycled or scrap sources; (iv) 100% of the SORs supplying 3TGs contained in the Covered Products and their locations were identified and reported; and (v) our Direct Suppliers reported that they used only Compliant or Active smelters for the respective Covered Products. We compared the facilities that the Direct Suppliers identified in their respective CMRTs to the list of SORs that are certified as “conflict-free” with the RMI and the LBMA. While one SOR identified by one of our Direct Suppliers was not on the RMI list of Compliant SORs at the time of our review, we followed up with the relevant Direct Supplier and confirmed that the Direct Supplier only sourced 3TGs from this SOR for the Covered Products prior to its removal from RMI’s Compliant SOR list.4

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4 We were informed that this SOR was removed from RMI’s Compliant SOR list in the second quarter of 2017, due to the fact that the SOR was determined by RMI to be an entity that is downstream from an SOR in the supply chain, and therefore no longer eligible for an SOR certification process.

D. Steps to Further Improve Due Diligence
We plan to concentrate on the following steps in the future:
•Continue to engage with our Direct Suppliers to communicate our expectation that they should increasingly source minerals for our products from Compliant SORs;
•Encourage our Direct Suppliers to further strengthen due diligence efforts consistent with the OECD guidance, thereby improving the quality and completeness of supply chain information available to us;
•Encourage our Direct Suppliers to continue to enforce their respective Conflict Minerals policies;
•Continue to communicate and provide training on our Policy, grievance mechanism requirements, compliance expectations and information to our present and future direct suppliers;
•Continue engagement with our Direct Suppliers to review measures for improvement of the due diligence process;
•Communicate our conflict minerals guidance developed in 2017 to our Suppliers; and
•Continue training our employees, specifically, through our standardized web-based programs, such training to be mandatory for all employees responsible for procurement and those in related supporting roles.

E. Independent Private Sector Audit
Pursuant to Rule 13p-1, an independent private sector audit is not required for this Report.

Appendix A - Conflict Minerals Policy

The United States Securities and Exchange Commission (SEC) requires our company to disclose if our products contain certain minerals (gold, tin, tungsten, and tantalum) that:

•originate in the Democratic Republic of the Congo (DRC) or an adjoining country
•contribute to the financing of armed groups that are committing human rights abuses

These minerals are known as conflict minerals. PMI’s policy and due diligence process on the use of conflict minerals is not to knowingly procure conflict minerals that originate from the DRC or an adjoining country – and we ask our direct suppliers to undertake reasonable due diligence with their supply chains to assure the same – unless those minerals are determined to be “conflict-free.”

Appendix B - List of SORs identified by our Direct Suppliers as part of the supply chain for Covered Products5

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Metaux S.A.*	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Daejin Indus Co., Ltd.*	SOUTH KOREA
Gold	DSC (Do Sung Corporation)*	SOUTH KOREA
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	HeeSung Metal Ltd.*	SOUTH KOREA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.*	SOUTH KOREA
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd. *	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Samduck Precious Metals*	SOUTH KOREA
Gold	Schone Edelmetaal B.V. *	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Torecom*	SOUTH KOREA
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	SAFINA A.S.*	CZECH REPUBLIC
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA

Gold	Republic Metals Corporation*	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A*	ITALY
Gold	Remondis Argentia B.V.*	NETHERLANDS
Gold	Korea Zinc Co., Ltd.*	SOUTH KOREA
Gold	Marsam Metals*	BRAZIL
Gold	SAAMP*	FRANCE
Gold	L'Orfebre* S.A.	ANDORRA
Gold	Italpreziosi*	ITALY
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Modeltech Sdn Bhd*	MALAYSIA
Gold	Bangalore Refinery*	INDIA
Gold	SungEel HiMetal Co., Ltd.*	SOUTH KOREA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Safimet S.p.A*	ITALY
Tantalum	Asaka Riken Co., Ltd. *	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd. *	CHINA
Tantalum	Exotech Inc.*	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN

Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Jiujiang Zhongao* Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	King-Tan Tantalum* Industry Ltd.*	CHINA
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	KEMET Blue Powder*	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA

Tantalum	Power Resources Ltd.*	REPUBLIC OF MACEDONIA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	CV Gita Pesona*	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA

Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	PT Inti Stania Prima*	INDONESIA
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Premium Tin Indonesia*	INDONESIA
Tin	PT O.M. Indonesia*	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	Modeltech Sdn Bhd*	MALAYSIA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	PT Lautan Harmonis Sejahtera*	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	VQB Mineral and Trading Group JSC**	VIETNAM
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Woltech Korea Co., Ltd.*	SOUTH KOREA
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
_________
5 SORs that were designated, to our knowledge, as Compliant or Active as of December 31, 2017 are marked with an asterisk (unless stated otherwise).
** Until June 2017.